Exhibit 10.6

STRATEGIC ADVISOR AGREEMENT

This Strategic Advisor Agreement (the “Agreement”) is entered into as of May 30, 2025 (the “Effective Date”), by and between SharpLink Gaming, Inc., a Delaware corporation with its principal place of business at 333 Washington Avenue North, Suite 104, Minneapolis, MN 55401 (“Customer”), and Consensys Software Inc., a Delaware corporation with its principal place of business at 5049 Edwards Ranch Rd. Ft. Worth, TX 76109 (“Advisor”). Customer and Advisor are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Customer is an affiliate marketing company who desires to expand and diversify their business through integration of cryptocurrency and digital asset strategies in both their product offerings and as part of their treasury management strategy; and

WHEREAS, Advisor is a leading company in the digital asset industry who provides software, services, and technical advisory services regarding Ethereum and related technologies;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

1. Engagement

1.1 Services. Advisor agrees to provide strategic advisory services to Customer as described in Schedule A attached hereto (the “Services”).

1.2 Independent Contractor. Advisor shall perform the Services as an independent contractor and not as an employee, agent, or partner of Customer. Nothing in this Agreement shall be construed to create a joint venture, partnership, or agency relationship between the Parties.

2. Term and Termination

2.1 Term. This Agreement shall commence on the Effective Date and shall continue for a period of three (3) years, unless earlier terminated in accordance with this Section 2 (the “Term”).

2.2 Termination for Cause. Either Party may terminate this Agreement immediately upon written notice if the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of the breach.

2.3 Termination by Mutual Agreement. Both Parties may agree in writing to terminate this agreement by mutual agreement at any point during the Term.

2.4 Effect of Termination for Cause or by Mutual Agreement. Upon termination of this Agreement, Advisor shall cease providing the Services, and Customer shall pay Advisor any fees due and payable under this Agreement up to the effective date of termination.

3. Compensation

3.1 Compensation. Customer shall pay Advisor the compensation set forth in Schedule B attached hereto (the “Compensation”).

4. Confidentiality

4.1 Confidential Information. “Confidential Information” Means non-public information regarding the disclosing Party’s business affairs, products, services, confidential intellectual property, trade secrets, third-party confidential information and other sensitive or proprietary information, whether orally or in visual, written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential.”

4.2 Exclusions. Confidential Information does not include information that: (a) is or becomes publicly available without breach of this Agreement; (b) was known to the receiving Party prior to disclosure; (c) is independently developed by the receiving Party without use of or reference to the disclosing Party’s Confidential Information; or (d) is disclosed pursuant to legal or regulatory requirements, provided, however in the case of clause (d), the disclosing Party shall disclose no more than that portion of the Confidential Information which, on the advice of the receiving Party’s legal counsel, such legal or regulatory requirement specifically requires the receiving Party to disclose.

4.3 Treatment of Confidential Information. Each Party shall: (A) protect and safeguard the confidentiality of the disclosing Party’s Confidential Information with at least the same degree of care as the receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (B) not use the disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to perform its obligations under this Agreement; and (C) not disclose any such Confidential Information to any person or entity, except to the receiving Party’s representatives who need to know the Confidential Information to assist the Recipient, or act on its behalf, to exercise its rights or perform its obligations under this Agreement. The recipient shall be responsible for any breach of this Section 4.3 caused by any of its representatives. On the expiration or termination of the Agreement, the receiving Party and its representatives shall promptly return to the disclosing Party all copies, whether in written, electronic or other form or media, of the disclosing Party’s Confidential Information, or destroy all such copies and certify in writing to the disclosing Party that such Confidential Information has been destroyed.

4.4 Survival. The obligations under this Section 4 shall survive the termination or expiration of this Agreement for a period of two (2) years.

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5. Limitation of Liability

5.1 Liability Cap. Each Party’s total liability under this Agreement, whether in contract, tort, or otherwise, shall be limited to the total Compensation paid under this Agreement provided, however, any liability resulting from the gross negligence or willful misconduct of a Party shall not be limited.

5.2 Exclusion of Consequential Damages. Neither Party shall be liable to the other Party for any indirect, incidental, consequential, special, or punitive damages, including loss of profits or revenue, arising out of or related to this Agreement, even if advised of the possibility of such damages.

6. Representations and Warranties

6.1 Mutual Representations. Each Party represents and warrants to each other that: (a) it has the full right, power, and authority to enter into and perform its obligations under this Agreement; and (b) its performance under this Agreement will not violate any applicable laws or regulations.

6.2 Disclaimer. Except as expressly set forth in this Agreement, Advisor makes no warranties, express or implied, including any warranties of merchantability, fitness for a particular purpose, or non-infringement.

6.3 Investor Status. The Advisor represents that it is either: (i) an “accredited investor” as defined in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) a “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act. The Advisor hereby represents that neither it nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of Regulation D under the Securities Act.

7. Miscellaneous

7.1 Governing Law and Dispute Resolution. This Agreement shall be governed by the laws of the State of Delaware. Any claim, dispute, or controversy (“Claim”) arising out of or relating to this Agreement or the relationships among the parties hereto shall be resolved by one arbitrator through binding arbitration conducted in accordance with the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures (the “Rules”) as those Rules exist on the effective date of this Agreement, including Rules 16.1 and 16.2 of those Rules. The arbitrator’s decision shall be final, binding, and non-appealable. Judgment upon the award may be entered and enforced in any court having jurisdiction. This clause is made pursuant to a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act. Neither party shall sue the other party other than as provided herein or for enforcement of this clause or of the arbitrator’s award; any such suit may be brought only in a Federal District Court or a Delaware state court. The arbitrator, and not any federal, state, or local court, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, unconscionability, arbitrability, enforceability, or formation of this Agreement including any claim that all or any part of the Agreement is void or voidable.

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7.2 Entire Agreement. This Agreement, including its Schedules, constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, and communications, whether written or oral, relating to the subject matter hereof.

7.3 Amendments. This Agreement may only be amended in writing signed by both Parties.

7.4 Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, except in connection with a merger, acquisition, or sale of substantially all of its assets or to a wholly-owned subsidiary.

7.5 Notices. All notices under this Agreement shall be in writing and delivered to the addresses set forth above by certified mail, courier, or email (with confirmation of receipt).

7.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CUSTOMER:

SharpLink Gaming, Inc.

By:	/s/ Rob Phythian
Name:	Rob Phythian
Title:	Chief Executive Officer
Date:	5/30/25

ADVISOR:
Consensys Software Inc.

By:	/s/ Matt Corva
Name:	Matt Corva
Title:	General Counsel
Date:	5/30/25

[Signature Page to Strategic Advisor Agreement]

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Schedule A

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Schedule B

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